SUNAMERICA
MUTUAL FUND
SARSEP PLAN



                         [ART WORK LOGO APPEARS HERE]





                                                 Salary
                                                 Reduction
                                                 Employee
                                                 Pension Plan




[LOGO]   SunAmerica
         Asset Management

THE SUNAMERICA MUTUAL FUND SARSEP PLAN
===============================================================================

INTRODUCTION

SARSEP - Salary Reduction SEP, is a low-cost, easily manageable, retirement plan that the small business owner can establish for employees. Employees contribute their own income into the plan, on a pretax basis, up to $9,240 (for 1995) in deferred compensation.

To establish a SARSEP, the employer must have 25 or fewer employees and at least half of the company's eligible employees must elect to defer part of their compensation into the plan.


OTHER ADVANTAGES OF A SARSEP PLAN INCLUDE:

 . MINIMAL ADMINISTRATIVE COSTS - Reporting and disclosure requirements are few as opposed to complicated and costly qualified retirement plans.

 . CONTRIBUTION FLEXIBILITY - Employee contributions may vary. Employers can terminate the plan at any time.

 . PARTICIPANT DIRECTED INVESTMENTS - Employees control the investment allocation of their account. Having a choice of mutual funds yields investment flexibility and increases the likelihood of realizing your individual investment goals.

 . LOWER TAXES - The SARSEP is a salary reduction plan which reduces the taxable wage base for the employee. Both income taxes and FICA taxes are reduced by contributions to the Plan.

 . TAX-DEFERRED ACCUMULATION - Earnings and return on earnings accumulate on a tax-deferred basis until withdrawn.

 . EMPLOYER CONTRIBUTIONS - A combination of employer contributions and the employee elective deferral cannot exceed the lesser of 15% or $22,500 (for
  1995).



Please read on for more details.

QUESTIONS AND ANSWERS ABOUT SARSEPS
===============================================================================


Q.  WHO MAY ESTABLISH A SARSEP?

A. This SARSEP may be established by an incorporated or unincorporated business provided:

    A) THE BUSINESS IS NOT A STATE OR LOCAL GOVERNMENT OR A TAX-EXEMPT ORGANIZATION.

    B) THE BUSINESS HAS NO MORE THAN 25 EMPLOYEES ELIGIBLE TO PARTICIPATE IN THE SARSEP.

    C)  THE BUSINESS HAS AT LEAST ONE EMPLOYEE WHO IS NOT HIGHLY COMPENSATED.

Q.  HOW DOES A SARSEP WORK?

A. SARSEP contributions are deducted from the employees paycheck and are deposited by the employer into the employee's Individual Retirement Account. They are not included in the employee's income and therefore are not reported or deducted by the employee on his or her tax return. Salary reduction contributions are not subject to federal or state (except Pennsylvania) income tax withholding, however, they are subject to FICA withholding.

Q.  WHICH EMPLOYEES ARE ELIGIBLE TO PARTICIPATE IN THE SARSEP?

A. The plan must include non-union employees who meet all of the following requirements:

    .   ARE AT LEAST 21 YEARS OLD.

    . HAVE WORKED FOR THE EMPLOYER FOR ANY PART OF ANY THREE OF THE PRECEDING FIVE PLAN YEARS.

    . HAVE EARNED AT LEAST $396 FOR 1994 OR $400 FOR 1995 (INDEXED FOR INFLATION) DURING THE YEAR FOR WHICH THE CONTRIBUTION IS MADE.

    Less restrictive eligibility requirements may be imposed in lieu of the above requirements.

    At least 50% of the employees eligible to participate must elect to make salary reduction contributions in order for the SARSEP to be qualified.

Q.  HOW MUCH CAN AN EMPLOYEE ELECT TO CONTRIBUTE TO THE SARSEP?

A. The maximum amount that an employee can elect to contribute to the SARSEP for a calendar year is 15% of his or her compensation, not to exceed $9,240 (indexed for 1995).

Q.  WHAT HAPPENS WHEN AN EMPLOYEE LEAVES BEFORE RETIREMENT?

A. All SARSEP contributions made by an employee, or by the employer, belong to that employee as soon as they are made. Should an employee terminate employment before retirement, his or her entire account may then go directly to the employee. In most instances, the employee will maintain the account on an individual basis so that it would continue to accumulate on a tax-deferred basis until withdrawn at retirement, or some later date.

Q.  WHEN MAY WITHDRAWALS BE MADE?

A. Contributions and earnings on contributions will ordinarily remain in the plan until age 59-1/2. After that, they may be withdrawn at any time without penalty and will be taxed as ordinary income. Distributions taken before age 59-1/2 are taxed as ordinary income and are subject to a 10% federal penalty tax. In the event of death or disability, payments may begin immediately without penalty. Payments from the SARSEP Plan must begin no later than April 1st of the year following the year in which the participant reaches age 70-1/2. Further contributions may be made to the participant's account after age 70-1/2 as long as the participant is still an employee.

Q.  WHAT ARE THE NONDISCRIMINATION REQUIREMENTS FOR A SARSEP?

A. In no case may contributions, or the manner of making contributions, discriminate in favor of any highly compensated employee. Therefore, the SARSEP must meet the requirements for top-heavy defined contribution plans.

    A plan is considered "top-heavy" if 60% or more of the assets were in the accounts of key employees on the last day of the preceding plan year (the last day of the first plan year for new plans). Employers establishing a SARSEP may elect to have the top-heavy test based upon 60% of the aggregate plan contributions. This service is not provided by SunAmerica.

    Also, the Actual Deferral Percentage (ADP) of each highly compensated employee cannot be greater than 1.25 times the average deferral of all non-highly compensated employees. The ADP is calculated by dividing the employee's elective deferral for any year by his or her compensation for the year.

Q.  WHAT ARE "KEY EMPLOYEES" AND "HIGHLY COMPENSATED EMPLOYEES"?

A.  I.  A "key employee" is defined as:

        a)  an officer who earned $45,000 or more.

        b)  a more than 5% owner of the business.

        c) a 1% or more owner in the business having annual compensation of more than $150,000.

        d) an employee who is one of the ten largest owners and makes more than $30,000 annual compensation.

    II. A "highly compensated employee" is defined as:

        a)  a 5% owner of the business.

        b)  received more than $75,000 in annual compensation.

        c) received more than $50,000 in compensation and was in the top-paid 20% of the employees, ranked by compensation.

        d) was an officer of the employer's business and received more than $45,000 in annual compensation.

PRIME COMPARISONS:
SEP-IRA VS. PROFIT SHARING
SARSEP VS. 401(K)
===============================================================================

The chart below compares the features of SEP-IRA, Profit Sharing, SARSEP and 401(k) Plans.

-------------------------------------------------------------------------------
                          SEP-IRA/Profit Sharing Plan
-------------------------------------------------------------------------------

SIMILARITIES
 .  Employer sponsored and funded
 .  Employer contributions cannot exceed 15% of compensation or $22,500, whichever is less
 . Contributions can be discretionary; employer does not need to fund in a year in which there are no profits

DIFFERENCES

                      SEP-IRA                   PROFIT SHARING
-------------------------------------------------------------------------------
Plan Establishment    Requires IRS Form         Requires adoption
                      5305-SEP or Prototype     agreement

Administration        Not required              Required

Vesting               100% immediate            5 year cliff/3-7 year graded

Set up                Tax Filing Deadline       Calendar year or fiscal year end



-------------------------------------------------------------------------------
                              SARSEP/401(k) Plan
-------------------------------------------------------------------------------

SIMILARITIES
 . Salary reduction contributions are made at the request of the employees . Employee elective deferrals are limited to 15% or $9,240 (for 1995), whichever is less
 . Actual deferral percentage testing is required to comply with non-discrimination testing


DIFFERENCES

                      SARSEP                    401(K)
-------------------------------------------------------------------------------
Plan Establishment    Requires IRS Form         Requires adoption agreement
                      5305A-SEP or Prototype

Administration        Not required              Required

Vesting               100% immediate            5 year cliff/3-7 year graded

Set up                Tax Filing Deadline       Calendar year or fiscal year end

Eligibility           Firms with 25 or fewer    No limit on number of
                      employees and at          participants, but need
                      least 50% participation   56% participation

HOW TO ESTABLISH A SARSEP
===============================================================================

1)  The SunAmerica SARSEP Kit contains the following pieces:

    . ADOPTION AGREEMENT - the agreement completed by the employer specifying the terms of the SARSEP (page 9).
    . SALARY REDUCTION AGREEMENT - an extension of the adoption agreement allowing employees to make contributions to the SARSEP (page 11).
    . SALARY REDUCTION ELECTION - an election by each employee to participate in the SARSEP and indicating deferral percentages for contributions (page 13).
    . SARSEP DISCLOSURE STATEMENT - the definition of a SARSEP and how it works, including how an employer makes contributions and how the Code treats contributions for tax purposes (page 15).


2) To establish the plan, read the Plan Document and complete the Adoption Agreement.

3) A Salary Reduction Agreement and an Individual Retirement Account application (if not previously prepared) must be completed and signed by each employee to allow for the plan elective deferrals.

4) A Salary Reduction Election must be completed and signed by each employee to indicate allocation instructions for contributions.

5) Conduct the nondiscrimination test and monitor participation to determine if your plan is likely to unfairly benefit certain employees and to make sure that 50% of eligible employees will be participating. In performing this test, it is recommended that you project the numbers to the end of the year. This would give you a meaningful indication of whether or not you will pass the test. Your tax advisor should review this test with you.

6) The Actual Deferral Percentage (ADP) test must be completed annually, showing the contribution formula for the year and how contributions will be allocated.

7) Group investment lists can be provided to a plan administrator for allocation of employee deferrals (page 14).

8)  Employer mails the following items to SunAmerica Fund Services Attn:
    Retirement Plans Department, 733 Third Avenue, 3rd floor, New York, NY 10017-3204:

    .  Signed Adoption Agreement including Salary Reduction Agreement
       (employer must keep a file copy)
    . Check for the first contributions, made payable to the Trustee, Resources Trust Company
    .  Salary Reduction Election (allocation instructions for each employee)
    .  Employee IRA application (if applicable)

INSTRUCTIONS
FOR COMPLETING THE SEP ADOPTION AGREEMENTS
===============================================================================

                                   ARTICLE I

                                  DEFINITIONS

  1.01  PLAN. Fill in the name of the employer.

  1.04 EMPLOYEE. The employer should complete this section of the adoption agreement by checking the appropriate exclusions, if any. If the definition of "employee" is to be all inclusive, the employer should check Option (a) indicating no exclusions.

  1.06 COMPENSATION. Options (a) and (b) represent two alternative safe harbor definitions of compensation which satisfy Code Section 408(k)(7)(B). Both definitions are very similar and contain only minor differences. For example, both definitions include basic compensation items such as salary, overtime, bonuses and commissions. Since the definitions are very similar, the determining factor for the employer should be administrative convenience.

  Options (c) and (d) represent safe harbor modifications to compensation as permitted under Treas. Reg. Section 1.414(s)-1(c). By checking Option (c), the plan "grosses up" the compensation definition for certain elective amounts (e.g., SARSEP deferrals). The gross up will apply to whichever definition the employer elects (i.e., (a) or (b)). By checking Option (d), the plan excludes certain extraordinary forms of compensation (e.g., fringe benefits) from the definition of compensation elected under (a) or (b).

  1.09 EFFECTIVE DATE. If the employer is adopting a new plan, it must specify the effective date in the first sentence. In general, the effective date would be the first day of the plan year for which the employer adopts the SEP Plan (e.g., January 1, 1993) unless the employer started its business during the calendar year. If the employer is amending an existing SEP Plan, the employer must specify the restated effective date in the first blank and the original plan execution date (e.g., "April 13, 1986") or effective date (e.g., "as of January 1, 1986") in the second blank. If the employer is restating the SEP for TRA, the restated effective date should be the later of (1) the first day of the first plan year beginning after December 31, 1988, or (2) the first day of the first plan year for which the SEP was effective.

  1.11 PLAN YEAR. The plan year of the SEP may be the calendar year or the employer's taxable year. No other measuring period is acceptable. If the employer elects a calendar plan year and the employer's taxable year is not the calendar year, the employer must determine its deduction limitation on the basis of the calendar year ending within the employer's taxable year. The employee's gross income exclusion limitation also applies on a plan year basis.


                                   ARTICLE II

              ELIGIBILITY TO PARTICIPATE IN EMPLOYER CONTRIBUTIONS

  2.01  PARTICIPATION.

        (a) Insert the age desired. If the employer does not wish to condition eligibility upon age, do not check (a), or complete (a) with "N/A."

        (b) (1) Insert the number of prior years of service required as an eligibility condition.

             (2) Check Option (b)(2) if service in a prior year is not an eligibility condition; for example, in the case of a new business established during the plan year.


                                  ARTICLE III

                             EMPLOYER CONTRIBUTIONS

  3.01 AMOUNT. The only contribution formula the plan provides is a discretionary contributions formula.

  Options (a) and (b) relate to the allocation of the employer's discretionary contribution to the participant's IRA. Option (a) is a "nonintegrated formula" which allocates employer contributions pro rata on the basis of compensation (as defined in Section 1.06). Option (b) is an "integrated" formula which incorporates the Code Section 401(l) safe harbor permitted disparity rules. If the employer elects an integrated formula, it also must define excess compensation by completing the blank spaces in Option (b). Excess compensation is simply the employee's compensation in excess of a specified integration level. The amount of the integration level also will affect the "applicable percentage" portion of the integrated formula. The "applicable percentage" in the integrated portion of the formula can be 5.7%, 5.4% or 4.3%, depending on the integration level.

  Option (b) provides for a "floating" integration level. This approach permits the employer to select a percentage of the taxable wage base for purposes of the "float." Please note the maximum floating integration level for a plan year is the taxable wage base in effect at the beginning of that plan year. If the employer wishes to "float" the integration level with the full taxable wage base, the employer should insert "100%" in the first space provided in Option
(b) and insert an "N/A" in the second space. The taxable wage base for 1993 is $57,600.

  For many highly compensated employees, experience has shown an "applicable percentage" of 5.4% is the most advantageous. To use 5.4%, the integration level must exceed 80% of the taxable wage base. For example, the employer may specify 80% in the first space in Option (b) rounded to the next "$1,000." By rounding to the next $1,000, the plan ensures the integration level is greater than 80% of the taxable wage base (permitting use of the 5.4% applicable percentage) and at the same time provides a rounded number for simpler administration.

  The integrated contribution formula under Option (b) is a two-tiered formula. Under the first tier, the employer contributes a uniform percentage of compensation to each eligible participant. The second tier is the integrated contribution. However, to ensure the plan is in compliance with the top-heavy rules, the employer may not contribute under the second tier unless the first tier contribution percentage is at least 3%. Under the second tier, the employer contributes a uniform percentage of excess compensation which may not exceed the lesser of (1) the percentage contributed under the fast tier, or (2) the percentage determined in the maximum disparity table.

  7.01 SALARY REDUCTION CONTRIBUTION. If the employer is not establishing a SEP with a salary reduction agreement, the employer should elect Option (a) and complete the "Execution" section. If the employer wishes to permit employees to make salary reduction contributions to the plan, the employer must elect Option
(b) and complete Appendix A of the agreement.

  ACTUAL DEFERRAL PERCENTAGE TEST. Section 7.06 of the basic plan document describes the actual deferral percentage ("ADP") test each highly compensated employee must satisfy. Please note the ADP test is on a plan year basis, whereas the annual deferral limitation under Code Section 402(g) is on a calendar year basis. The maximum ADP each highly compensated employee may have depends on the average ADP of the non highly compensated employees.

  Section 7.06(C) of the basic plan document satisfies Code Section 408(k)(6), under which the plan may distribute excess contributions which cause the plan to fail to satisfy the ADP test. Under a SEP, the excess contributions are part of the highly compensated employee's IRA to which the employer makes the contributions. Accordingly, it is the sponsor of the highly compensated employee's IRA that will need to distribute the excess contributions adjusted for allocable income or loss. The plan directs the employer to notify the IRA sponsor of the amount of the excess contribution. However, the highly compensated employee should request the necessary withdrawal from his IRA. The highly compensated employee must receive the distribution of excess contributions, as adjusted for allocable income or loss, by the last day of the following plan year for the elective deferral arrangement to continue to qualify. However, the employer is liable for a 10% excise tax on the excess contributions not distributed by the 15th day of the third month of the following plan year. The highly compensated employee must include in his gross income the excess contribution (plus allocable income, if any) distributed from his IRA. However, the taxable year in which the highly compensated employee includes this amount in income depends on the timing of the distribution from the IRA. The disclosure statement explains the income tax consequences to the highly compensated employee.

  COORDINATION WITH DISCRETIONARY CONTRIBUTIONS. If the employees make elective deferrals for a plan year, the employer should not make its discretionary contribution until after the close of that plan year. The law requires a SEP to allocate discretionary contributions on the basis of a uniform percentage of compensation, subject to the integration option. Therefore, if the employer elects a nonintegrated allocation for the discretionary contribution, all eligible employees must receive the same percentage of compensation as an allocation of discretionary contributions. If the employer elects an integrated allocation for the discretionary contribution, all eligible employees must receive the same percentage of excess compensation, under the integrated portion of the allocation formula, plus the same percentage of compensation under the nonintegrated portion of the allocation formula. The employer cannot determine the maximum uniform percentage it can contribute for the eligible employees until it determines the highest elective deferral rate elected by an employee.

  In addition, the employer cannot determine the maximum percentage until after the employer has reduced the employee's compensation for his salary reduction contributions. An employer's SEP contribution will not be includible in the employee's gross income to the extent the contribution does not exceed the lesser of (1) 15% of the employer compensation for the year, or (2) a specified dollar amount (currently $30,000). In applying the 15% limit, the Code determines compensation after the reduction for the salary reduction contributions.

  For example, assume after the close of the plan year the employer determines eligible employee A had the highest deferral rate. A's compensation is $70,000, and he deferred $7,000 of that amount. Accordingly, A's compensation for 15% allocation limit is $63,000. A's maximum SEP contribution is 15% of $63,000, or $9,450. Therefore, A's allocation of employer discretionary contributions cannot exceed $2,450 [$9,450 - $7,000]. If the employer elected a nonintegrated allocation formula, the maximum discretionary contribution is 3.88%, which is the maximum percentage A may receive and, thus, all participants may receive. If the employer elected an integrated allocation formula, the computation becomes more complicated because the employer must factor in not only the uniform rate of contribution requirement and the contribution limits but also the permitted disparity rules. For example, assume the same facts as in the example above except the employer elected an integrated contribution formula. Assume further the employer elects an integration level of 80% of the taxable wage base rounded to the next $1,000 ($47,000 for 1993) to maximize the permitted disparity contribution. As with the nonintegrated contribution formula, A's contribution may not exceed $2,450. Therefore, the maximum integrated contribution A may receive and thus, the maximum all participants may receive is: 3.1% of total compensation [3.1% x $63,000 = $1,953] plus 3.1% of excess compensation [3.1% x 16,000 = $497].

                        APPENDIX A OF ADOPTION AGREEMENT

  Complete Appendix A only if the employer checked Section 7.01(b). Appendix A includes three Sections: 7.02, 8.01 and 8.04.

  7.02 SALARY REDUCTION AGREEMENTS. Option (a) provides limitations on the employees' salary reduction contributions. It is not necessary to prescribe the Code 402(g) limitations (see Section 7.04 of the basic plan document) nor the Code Section 415 limitation (see Section 3.02 of the basic plan document). The employer should complete Option (a) to provide a lesser limitation (e.g., 10% of compensation for the plan year). A lesser limitation may minimize the chance of an employee's elective deferrals causing a Code Section 415 violation or a chance of exceeding the deduction limitation of Code Section 404.

  Options (b) and (c) set parameters on the frequency of changing the salary reduction agreement. Option (b) addresses the complete revocation of the salary reduction agreement and the execution of a new agreement following revocation. Option (c) addresses increases or decreases in the level of salary reduction contributions.

  8.01 TOP-HEAVY REQUIREMENTS. If the plan permits salary reduction contributions to the plan, the employer must specify whether the plan will operate as a "deemed top-heavy plan" or as a "not deemed top-heavy plan". If the employer elects Option (a), the employer will not need to make a determination as to whether the plan is top-heavy. However, the plan will require the employer to make a top-heavy minimum contribution for each plan year, even if the plan is not top-heavy. If the employer elects Option (b), the employer will need to make a top-heavy minimum contribution only in plan years in which the plan is top-heavy.

  The top-heavy minimum contribution is the lesser of 3% of the participant's compensation for the plan year or the highest contribution rate for a key employee for the plan year. A key employee's contribution rate is the sum of the employer contributions and salary reduction contributions, divided by the key employee's compensation for the plan year.

  The following example demonstrates the effect of the top-heavy election. Assume for the 1993 plan year, employer X adopts a SEP with a salary reduction feature. Assume further the plan is not top-heavy for the 1993 plan year. For the 1993 plan year, X makes no contribution other than the participant's elective deferrals. The elective deferral contributions for the two key employees are 6% and 4% respectively, while the elective deferral contributions for the four nonkey employees are 4%, 3%, 2% and 0% respectively. If the employer elects Option (a) under Section 8.01, the employer will need to make a 3% top-heavy minimum contribution to each nonkey employee because the plan is operating as a deemed top-heavy plan. However, if the employer elects Option
(b), the employer will not need to make a top-heavy minimum contribution for the 1993 plan year because the plan is not top-heavy.

  8.04 TOP-HEAVY MINIMUM ALLOCATION. The employer may complete Section 8.04 to specify a different plan to satisfy the top-heavy minimum benefit requirement. For example, if the employer is adopting both a SEP and a profit sharing plan, the employer might specify the profit sharing plan as the plan which guarantees the top-heavy minimum allocation. If the employer maintains only one plan, it never would complete Section 8.04.

                                   EXECUTION

  On page 10, the Employer must complete the date of execution. The employer then must execute the adoption agreement and complete the employer informational items. There is no provision within the adoption agreement for the designation of a plan administrator. Therefore, the employer is the plan administrator. The employer's acting as plan administrator avoids the necessity of a separate EIN for an individual plan administrator. However, the employer must designate the person (by name or title) who will provide additional information to participants regarding the SEP.

ADOPTION AGREEMENT
PROTOTYPE SIMPLIFIED EMPLOYEE PENSION PLAN
==================================================================================================================================
The undersigned Employer establishes a Simplified Employee Pension Plan under Resources Trust Company Prototype Simplified Employee
Pension Plan which the undersigned incorporates within this Adoption Agreement by this reference. The undersigned Employer makes the following elections granted under the Plan:

1.01  PLAN.  The name of the Plan as adopted by the Employer is -------------------------------------------------------------------
Simplified Employee Pension Plan.                                               (Name of Company)

1.04  EMPLOYEE. The following Employees are not eligible to participate in the Plan: (Choose (a) or at least one of (b) or (c))

_______ (a)  No exclusions.

_______ (b)  Collective bargaining employees. [Note: If the Employer excludes union employees from the Plan, the Employer must be able to provide evidence that retirement benefits were the subject of good faith bargaining.]

_______ (c)  Nonresident aliens who do not receive any earned income (as defined in Code Section 911(d)(2)) from the Employer which constitutes United States source income (as defined in Code Section 861(a)(3)).

1.06  COMPENSATION.

DEFINITION OF COMPENSATION (SEE SECTION 1.06 OF THE PLAN). Compensation means: (Choose (a) or (b); (c) and (d) are available only as additional selections.)

_______ (a)  Federal income tax wages.

_______ (b)  W-2 wages.

_______ (c)  The Plan increases Compensation by the amount of elective contributions made by the Employer on the Employee's behalf.

_______ (d)  The Plan excludes reimbursements or other expense allowances, fringe benefits (cash and noncash), moving expenses, deferred compensation and welfare benefits.

1.09  EFFECTIVE DATE. The effective date of the Plan as adopted by the Employer is ______________________________________________ .
This Plan replaces a simplified employee pension plan adopted ___________________________________________________________________ .

1.11  PLAN YEAR. Plan Year means: (Choose (a) or (b))

_______ (a)  The calendar year.

_______ (b)  The Employer's taxable year, ending every __________________________________________________________________________ .


2.01  PARTICIPATION. For each Plan Year on account of which the Employer makes a contribution under the Plan, the Employer will contribute on behalf of each Employee who: (Choose (a) or (b) or both)

_______ (a)  Has attained age _________________________ (may not exceed age 21), and

_______ (b)  Has performed any service for the Employer:

             _______ (1)  During at least ________________ (may not exceed 3) of the 5 Plan Years immediately preceding the Plan
                          Year.

             _______ (2)  During the Plan Year.

3.01 AMOUNT. The Employer will make its discretionary contribution under the following formula: (Choose (a) or (b)).

_______ (a)  Uniform contribution allocation formula.

_______ (b)  Permitted disparity contribution formula. For purposes of this formula, "Excess Compensation" means Compensation in excess of the following Integration Level:______% (not exceeding 100%) of the taxable wage base, as determined under Section 230 of the Social Security Act, in effect on the first day of the Plan Year rounded to the next $________(but not exceeding the taxable wage base).

7.01  SALARY REDUCTION CONTRIBUTIONS. The Plan: (Choose (a) or (b))

_______ (a)  Does not permit Participant Salary Reduction Contributions.

_______ (b)  Permits Participant Salary Reduction Contributions (If the Employer
             elects (b), the Employer must complete Appendix A.)

IN WITNESS WHEREOF, the Employer has executed this Adoption Agreement, in duplicate, each constituting an original Adoption Agreement, on this ____ day of ______ , 199 .

                            By:_________________________________________________
                                                   "EMPLOYER"

The name or title of the individual the Employer has designated to provide additional information to Participants concerning this SEP is _______________
_______________________________________________.
                     [Name or Title]



_____________________________________    _____________________________________
Street Address                           City               State         ZIP


_____________________________________    _____________________________________
Telephone Number                         Federal Employer Identification Number

For inquiries regarding the SEP, please contact the Sponsor at the following address and telephone number:

                           SUNAMERICA FUND SERVICES
                           RETIREMENT PLANS DEPARTMENT
                           733 THIRD AVENUE
                           3RD FLOOR
                           NEW YORK, NY 10017-3204
                           212/551-5134
                           800/858-8850 EXTENSION 5134

APPENDIX A
SALARY REDUCTION AGREEMENT
===============================================================================

[Note: Complete this Appendix A only if the Employer elected Adoption Agreement
Section 7.01(b). Leave this page blank if the Employer elected Adoption Agreement Section 7.01(a).]

7.02 SALARY REDUCTION AGREEMENTS. The following rules and restrictions apply to an Employee's salary reduction agreement: (Choose the applicable elections).

_______ (a)  LIMITATION ON AMOUNT. The Employee's salary reduction contributions are subject to the following limitations:__________________________

             ___________________________________________________________________

             _________________________________________________________________.
             [Note: If the Employer does not elect Option (a), the salary reduction contributions are not subject to any limitations other than the 15% limitation described in Section 3.02 of the Plan and the 402(g) limitation described in Section 7.02 of the Plan.]

_______ (b)  REVOCATION. An Employee, on a prospective basis, may revoke a salary reduction agreement or may file a new agreement following a prior revocation: (Choose one)

             _______ (1)  As of any Plan Entry Date.

             _______ (2)  As of the first day of each Plan Year quarter.

             _______ (3)  (Specify at least once per Plan Year)_______________

                     _________________________________________________________ .

_______ (c)  MODIFYING ELECTIONS. An Employee, on a prospective basis, may increase or may decrease his salary reduction percentage or dollar amount: (Choose one)

             _______ (1)  As of the beginning of each payroll period.

             _______ (2)  As of the first day of each Plan Year quarter.

             _______ (3)  As of any Plan Entry Date.

             _______ (4)  (Specify at least once per Plan Year)________________

                     __________________________________________________________.

8.01 TOP-HEAVY REQUIREMENTS. For purposes of the top-heavy requirements, the Employer will treat this Plan as a:

_______ (a)  Deemed Top-Heavy Plan.

_______ (b)  Not Deemed Top-Heavy Plan.

8.04 TOP-HEAVY MINIMUM ALLOCATION. The Employer will satisfy the top heavy minimum allocation under the following plan it maintains:______________________

_______________________________________________________________________________

_______________________________________________________________________________.

                     (This page left intentionally blank.)

SUNAMERICA SIMPLIFIED EMPLOYEE PENSION                                   [LOGO]
PLAN SALARY REDUCTION ELECTION
===============================================================================

Complete this form to indicate the amount of money to be deferred from your salary and contributed to your account each pay period. Both you and your Employer must sign where indicated. This form should be retained by the Employer; you should keep a copy for your records and send a copy to SunAmerica Fund Services.

PARTICIPANT INFORMATION

            ___________________________________________________________________
            Name

            ___________________________________________________________________
            Address

            ___________________________________________________________________


            ___________________________________________________________________
            Social Security Number

            [_]  New Enrollment     [_]  Change

ELECTION TO PARTICIPATE IN A SALARY REDUCTION SEP

            [_]  I DO WISH to participate in the Company's SARSEP.

                 Subject to the requirements of the Company's SARSEP, I authorize the following amount or percentage of my Compensation to be withheld from each paycheck and contributed to my SEP-IRA:

                 [_] __________% of my Compensation (not in excess of 15% ); or

                 [_] $__________________ (not in excess of $9,240 (as adjusted))

                 Subject to the requirements of the Company's SARSEP, I authorize the following amount to be contributed to my SEP-IRA, rather than paid to me in cash:

                 [_] Cash Bonus Deferral: $________________ (not in excess of
                     $9,240 (as adjusted)).

                 I understand that the total amount I defer in any calendar year to this SEP may not exceed the lesser of 15% of my Compensation (determined without including any SEP IRA contributions) or $9,240 (adjusted annually for inflation). This deferral election shall remain in effect until, in writing, I either terminate or change it. I may make future contribution changes and may stop my pay deductions at any time. I further understand that I should not withdraw or transfer any amounts from my SEP that are attributable to elective deferrals and income on elective deferrals for a particular plan year (except for excess elective deferrals) until 2-1/2 months after the end of the plan year, or if sooner, when my employer notifies me that the deferral percentage limitation test for that plan year has been completed. Any such amounts that I withdraw or transfer before this time will be included in income for purposes of sections 72(t) and 408(d)91 of the Code.

[_] I DO NOT WISH to participate in the Company's SARSEP, subject to the provisions of the plan regarding such election. I release and hold harmless the Company from and against any and all claims the undersigned may have or hereafter claim to have against said Company with respect to my election to not participate in the SARSEP. I understand that the Company shall not be responsible or liable for any loss or expense which may arise or result from compliance with this election. This designation shall remain in effect until such time as I specifically revoke it by delivering such revocation, in writing, to the Company.


  SIGNATURES
               _____________________________     ______________________________
               Employee Signature                Date

               _____________________________     ______________________________
               Company Signature (Employer)      Date


  INVESTMENT INSTRUCTIONS
                                   CLASS A   CLASS B
    Growth and Income Fund         (24)  [_]  (524)  [_]  $_______  or _______ %
    Balanced Assets Fund           (51)  [_]  (551)  [_]  $_______  or _______ %
    Global Balanced Fund           (23)  [_]  (523)  [_]  $_______  or _______ %
    Blue Chip Growth Fund         (522)  [_]   (22)  [_]  $_______  or _______ %
    Mid-Cap Growth Fund            (71)  [_]  (571)  [_]  $_______  or _______ %
    Small Company Growth Fund      (36)  [_]  (536)  [_]  $_______  or _______ %
    U.S. Gov't Securities Fund     (70)  [_]  (570)  [_]  $_______  or _______ %
    Federal Securities Fund       (534)  [_]   (34)  [_]  $_______  or _______ %
    Tax Exempt Insured Fund        (33)  [_]  (533)  [_]  $_______  or _______ %
    Diversified Income Fund       (580)  [_]   (80)  [_]  $_______  or _______ %
    High Income Fund               (28)  [_]  (228)  [_]  $_______  or _______ %
    Money Market Fund              (35)  [_]  (535)  [_]  $_______  or _______ %
    TOTAL AMOUNT ENCLOSED                                           $_________



[_] CHECK HERE TO RECEIVE A MONTHLY GROUP INVESTMENT LIST

  SEND monthly transmittal forms for employee contributions to:

  Company's Name:______________________________________________________________

  Company's Address:___________________________________________________________

 ______________________________________________________________________________

  Contact:_____________________________________________________________________

  Telephone #: (__________)____________________________________________________



Instructions for the above Salary Reduction Election

  . Sign as employee
  . Employer should keep original copy on file
  . Send in copy to SunAmerica

PROTOTYPE
SIMPLIFIED EMPLOYEE PENSION PLAN
===============================================================================

Resources Trust Company hereby provides a prototype simplified employee pension which an employer may adopt by completing and executing the complementary adoption agreement.

                                   ARTICLE I
                                  DEFINITIONS

1.01 "PLAN" means the simplified employee pension established by the Employer in the form of this document, including the Employer's Adoption Agreement. The Employer will designate the name of the Plan in its Adoption Agreement. The Employer must use this Plan only in conjunction with an individual retirement account or individual retirement annuity for which the Internal Revenue Service has issued a favorable opinion or ruling letter or in conjunction with model individual retirement accounts issued by the Internal Revenue Service.

1.02 "EMPLOYER" means each employer who adopts this Plan by executing an Adoption Agreement, and any other employer which is a member with the Employer of the same controlled group of corporations as defined in Code Section 414(b), which is a trade or business (whether or not incorporated) under the same common control as defined in Code Section 414(c) or which is a member of an affiliated service group within the meaning of Code Section 414(m) or Code Section 414(o).

1.03 "CUSTODIAN" means Resources Trust Company.

1.04 "EMPLOYEE" means any employee of the Employer, including a self-employed individual who is an employee of the Employer by reason of Code Section 401(c)(1), except as otherwise provided in the Employer's Adoption Agreement. Employee also means any individual (who otherwise is not an Employee of the Employer) who is the Employer's leased employee under Code Section 414(n).

1.05 "PARTICIPANT" means an eligible Employee for whose benefit the Employer makes a contribution to an Account.

1.06 "COMPENSATION" means Compensation as defined in the Employer's Adoption Agreement. For a Self-Employed Individual, Compensation means Earned Income. Any reference in this Plan to Compensation is a reference to the definition in this
Section 1.06, unless the Plan reference specifies a modification to this definition. The Plan will take into account only Compensation actually paid, or Compensation which the Employee had the right to receive, for the relevant period. A Compensation payment includes Compensation paid by the Employer through another person under the common paymaster provisions in Code Sections 3121 and 3306.

  (A) DEFINITIONS. For purposes of the Compensation definition elections in the Adoption Agreement, the following definitions apply:

         (1) "FEDERAL INCOME TAX WAGES" definition of Compensation. All wages for federal income tax withholding purposes, as defined under Code
              Section 3401(a) (for purposes of income tax withholding at the source), disregarding any rules limiting the remuneration included as wages based on the nature or location of the employment or the services performed.

         (2) "W-2 WAGES" definition of Compensation. All wages as described in the "federal income tax wages" definition, and all other payments to an Employee in the course of the Employer's trade or business, for which the Employer must furnish the Employee a written statement under Code Sections 6041(d) and 6051(a)(3). As long as the instructions to Form W-2, Box 10, remain consistent with the instructions for the 1990 or 1991 Form W-2, the Employer may treat the amount reported in Box 10 as satisfying this definition.

         (3) "ELECTIVE CONTRIBUTIONS." Elective contributions are amounts excludible from the Employee's gross income under Code Sections 125, 402(a)(8), 402(h) or 403(b), and contributed by the Employer, at the Employee's election, to a Code Section 401(k) arrangement, a Simplified Employee Pension, cafeteria plan or tax-sheltered annuity. Elective contributions also include Compensation deferred under a Code Section 457 plan maintained by the Employer and Employee contributions "picked up" by a governmental entity and, pursuant to Code Section 414(h)(2), treated as Employer contributions.

The definitions of Compensation in paragraphs (1) and (2) do not include elective contributions, unless otherwise specified in the Plan or in the Adoption Agreement.

(B) COMPENSATION DOLLAR LIMITATION. The Plan must take into account only the first $200,000 (or such larger amount as the Commissioner of Internal Revenue may prescribe) of any Participant's Compensation. This dollar limitation applies on a prorated basis to any measuring period less than 12 months.

1.07 "HIGHLY COMPENSATED EMPLOYEE" means an Employee who, during the Plan Year or during the preceding 12-month period:

  (a) is more than 5% owner of the Employer (applying the constructive ownership rules of Code Section 318, and applying the principles of Code
       Section 318, for an unincorporated entity);

  (b) has Compensation in excess of $75,000 (as adjusted by the Commissioner of Internal Revenue for the relevant year);

  (c) has Compensation in excess of $50,000 (as adjusted by the Commissioner of Internal Revenue for the relevant year) and is part of the top-paid 20% group of employees (based on Compensation for the relevant year); or

  (d)  has Compensation in excess of 50% of the dollar amount prescribed in Code
       Section 415(b)(1)(A) (relating to defined benefit plans) and is an officer of the Employer.

If the Employee satisfies the definition in clause (b), (c) or (d) in the Plan Year but does not satisfy clause (b), (c) or (d) during the preceding 12-month period and does not satisfy clause (a) in either period, the Employee is a Highly Compensated Employee only if he is one of the 100 most highly compensated Employees for the Plan Year. The number of officers taken into account under clause (d) will not exceed the greater of 3 or 10% of the total number (after application of the Code Section 414(q) exclusions) of Employees, but no more than 50 officers. If no Employee satisfies the Compensation requirement in clause (d) for the relevant year, the Employer will treat the highest paid officer as satisfying clause (d) for that year.

For purposes of applying this definition, compensation must include elective contributions and the Employer will disregard any exclusions elected in Adoption Agreement Section 1.06. The Employer must make the determination of who is a Highly Compensated Employee, including the determinations of the number of identity of the top paid 20% group, the top 100 paid Employees, the number of officers includible in clause (d) and the relevant Compensation, consistent with Code Section 414(q) and regulations issued under that Code section. The Employer may make a calendar year election to determine the Highly Compensated Employees for the Plan Year, as prescribed by Treasury regulations. A calendar year election must apply to all plans and arrangements of the Employer.

For purposes of applying any nondiscrimination test, the Employer will treat a Highly Compensated Employee and all family members (a spouse, a lineal ascendant or descendant, or a spouse of a lineal ascendant or descendant) as a single Highly Compensated Employee, but only if the Highly Compensated Employee is more than 5% owner or is one of the 10 Highly Compensated Employees with the greatest Compensation for the Plan Year. This aggregation rule applies to a family member even if that family member is a Highly Compensated Employee without family aggregation. This family aggregation rule will apply only for Plan Years in which Code Section 414(q) requires its application.

1.08 "ACCOUNT" means the IRA account or annuity contract established and maintained by a Participant to which the Employer makes contributions pursuant to the Plan.

1.09 "NONFORFEITABLE" means a Participant's or Beneficiary's unconditional claim, legally enforceable against the Plan, to the Participant's Account.

1.10 "EFFECTIVE DATE" of this Plan is the date specified by the Employer in its Adoption Agreement.

1.11 "CODE" means the Internal Revenue Code of 1986, as amended.

1.12 "PLAN YEAR" means the fiscal year of the Plan, as specified in the Employer's Adoption Agreement.


                                   ARTICLE II

              ELIGIBILITY TO PARTICIPATE IN EMPLOYER CONTRIBUTIONS

2.01 PARTICIPATION. The Employer will specify in its Adoption Agreement the conditions for eligibility to participate in the Plan.

2.02 PARTICIPANTS' RIGHT TO EMPLOYMENT. Nothing contained in this Plan, or in the establishment of a Participant's Account, or any modification or amendment to the Plan or a Participant's Account, or in the creation of any Account, or the payment of any benefit, shall give any Employee, even if he is a Participant, or any Beneficiary, any right to continue employment, any legal or equitable right against the Employer or any officer, or employee of the Employer, except as expressly provided by the Plan.


                                  ARTICLE III

                             EMPLOYER CONTRIBUTIONS

3.01 AMOUNT. In the Adoption Agreement, the Employer will elect to contribute under a uniform contribution formula or under a permitted disparity contribution formula. For each Plan Year, the Employer will contribute to each Participant's Account, the lesser of the amount determined under this Section 3.01 or the maximum amount permitted under Section 3.02.

(A) UNIFORM CONTRIBUTION FORMULA. For each Plan Year, the Employer will contribute to each Participant's Account a uniform percentage of Compensation, as determined in the Employer's sole discretion.

(B) PERMITTED DISPARITY CONTRIBUTION FORMULA. For each Plan Year the Employer will contribute the following amount to each Participant's Account:

  (1) A uniform percentage of Compensation, as determined in the Employer's sole discretion; plus

  (2) A uniform percentage of Excess Compensation, as determined in the Employer's sole discretion.

The percentage described in (2) may not exceed the lesser of the percentage determined in (1) or the percentage determined in the Maximum Disparity Table in the next paragraph. Furthermore, the Employer may not contribute an amount described in (2) unless the contribution percentage under ( 1 ) is at least 3%. If at any time during the Plan Year, the Employer maintains a qualified plan or another SEP that also uses a permitted disparity formula (or imputes permitted disparity to satisfy the nondiscrimination requirements), the Employer may not contribute an amount described in (2).

Maximum Disparity Table
Integration Level (as percentage          Applicable
of taxable wage base).                    Percentages
----------------------------------------  -----------
100%                                          5.7%
More than 80% but less than 100%              5.4%
More than 20% (but at least more
than $10,000) and no more than 80%            4.3%
20% (or $10,000, if greater) or less          5.7%

(C) OTHER REQUIREMENTS. Employment by a Participant on the last day of the Plan Year is not a condition to an allocation of an Employer contribution under the Plan for that Plan Year. However, the Employer will not make a contribution for the Plan Year for any Participant whose Compensation is less than $300 (or the adjusted dollar amount determined by the Internal Revenue Service). For this purpose, a Participant's compensation must include elective contributions and the Employer will disregard any exclusions elected in Adoption Agreement Section 1.06.

(D) DEDUCTION. Contributions to the SEP are deductible by the Employer for the taxable year with or within which the Plan Year of the SEP ends. The Code treats contributions made for a particular taxable year and contributed by the due date of the Employer's income tax return, including extensions, as made during that taxable year.

3.02 CONTRIBUTION LIMITATION. The total of the Employer contributions (as determined under Sections 3.01 and 7.01) allocated to a Participant's Account for any Plan Year may not exceed the lesser of 15% of the Participant's Compensation or $30,000 (or, if greater, one fourth of the defined benefit dollar limitation under Code Section 415(b)(1)(A)).

3.03 EMPLOYER CONTRIBUTIONS NOT CONDITIONAL. The Employer does not condition any contribution made under the Plan on behalf of a Participant upon the retention by the Participant of the contribution within the Participant's Account. Furthermore, the Employer does not impose any restriction on a Participant's withdrawal of any amount from the Participant's Account.


                                   ARTICLE IV

                       PARTICIPANT'S SIMPLIFIED EMPLOYEE
                                  PENSION IRA

4.01 ESTABLISHMENT OF ACCOUNT. Each Participant must establish in his own name an individual retirement account with the Custodian or with any bank or other institution maintaining individual retirement accounts or individual retirement annuities. The Employer may establish an Account with the Custodian for the benefit of an eligible Employee if the Employee is unable or unwilling to execute the necessary documents to establish an Account or if the Employer is unable to locate the Employee.

4.02 NONFORFEITABLE ACCOUNT. The interest of any Participant in the balance of his Account is at all times 100% Nonforfeitable.

4.03 EXCLUSIVE BENEFIT. The Employer will have no beneficial interest in any asset of a Participant's Account and no part of any asset in a Participant's Account will revert to or be repaid to the Employer, either directly or indirectly; nor will any part of the corpus or income of a Participant's Account, or any asset of a Participant's Account, be (at any time) used for, or diverted to, purposes other than the exclusive benefit of the Participant or his Beneficiaries.

4.04 ADMINISTRATION OF ACCOUNT. The provisions of the document under which a Participant maintains his Account will determine the administration, distribution and investment of the Employer's and the Employee's, if any, contribution(s) to a Participant's Account. The Employer does not in any way guarantee a Participant's Account from loss or depreciation.

4.05 PARTICIPANT CONTRIBUTIONS. Nothing in the Plan prohibits a Participant from making IRA contributions (deductible or nondeductible) to his Account, as permitted by Code Sections 219 and 408.

                                   ARTICLE V
                                 MISCELLANEOUS

5.01 SUCCESSORS. The Plan is binding upon all persons entitled to benefits under the Plan and their respective heirs and legal representatives.

5.02 WORD USAGE AND TITLES. Words used in the masculine will apply to the feminine where applicable, and wherever the context of the Plan dictates, the plural includes as the singular and the singular includes the plural. Article and Section titles are for reference only.

5.03 STATE LAW. Except to the extent superseded by Federal statute, the law of the state of the Employer's principal place of business will determine all questions arising with respect to the provisions of this Plan.

5.04 PARTICIPATION IN PROTOTYPE. If the Employer ever maintained a defined benefit plan which is now terminated or, subsequent to the adoption of this Plan, terminates a defined benefit plan, the Employer can no longer be a participating Employer in this Prototype. If the Employer currently maintains a defined benefit plan, the Employer may not elect under Adoption Agreement
Section 7.01 to permit Employees to make salary reduction contributions. An Employer which is not a participating Employer in this Prototype cannot rely on the Sponsor's opinion letter issued by the Revenue Service and must treat this Plan as an individually designed plan.


                                   ARTICLE VI
                           AMENDMENT AND TERMINATION

6.01 AMENDMENT. The Employer has the right at any time and from time to time:

  (a) To amend this Plan and its Adoption Agreement, without any Participant's consent, in any manner it deems necessary or advisable in order to qualify (or maintain qualification of) this Plan under the provisions of Code Section 408(k); and

  (b) To amend this Plan and its Adoption Agreement in any other manner. However, no amendment may authorize or permit any portion of an Account to be used for or diverted to purposes other than for the exclusive benefit of the Participant, his Beneficiaries or their estates.

If the Employer amends this Plan and its Adoption Agreement, other than by changing its elections in the Adoption Agreement, the Employer no longer can participate in this Prototype. See Section 5.04.

6.02 NOTICE OF AMENDMENT. The Sponsor will inform the Employer of any amendments to the prototype SEP or if the Sponsor has discontinued sponsorship of this prototype SEP.

6.03 DISCONTINUANCE. The Employer has the right to suspend or discontinue its contributions under the Plan, and to terminate this Plan, at any time.


                                  ARTICLE VII
                         ELECTIVE DEFERRAL ARRANGEMENT

7.01 APPLICATION. This Article VII applies to an Employer's Plan only if the Employer elects in Section 7.01 of the Adoption Agreement to permit Employees to make salary reduction contributions to the Plan. The Sponsor intends for this arrangement to qualify as a salary reduction simplified employee pension ("SARSEP") under Code Section 408(k)(6) and the applicable regulations.

7.02 ELECTIVE DEFERRALS. The Employer will contribute to each Participant's Account the elective deferrals the Participant has elected the Employer to withhold from his Compensation under his salary reduction agreement on file with the Employer. The salary reduction agreement will not apply to Compensation actually paid before its effective date. The effective date of the salary reduction agreement may not be earlier than its execution date. The salary reduction agreement will apply to subsequent increases in the Participant's Compensation unless the Participant revokes or modifies the salary reduction agreement. The Employer only may contribute elective deferrals for a Plan Year to any Participant's Account if:

  (a) At least 50% of Employer's eligible Employees have salary reduction agreements in effect for at least part of that Plan Year; and

  (b) The Employer has no more than 25 Employees eligible to participate in the Plan at any time during the prior Plan Year.

(A) DISALLOWED DEFERRALS. If the Plan does not satisfy the 50% requirement at any time during the Plan Year, the Plan will consider all elective deferrals made by Employees for than Plan Year as "disallowed deferrals." Disallowed deferrals are IRA contributions which are not SEP-IRA contributions. If the Employer determines the Plan has made contributions to Participants' IRAs which are disallowed deferrals, the Plan must notify each affected Employee the Code Section no longer considers the deferrals as SEP-IRA contributions. The Employer must provide the notification within 21/2 months following the end of the Plan Year to which the disallowed deferrals relate.

(B) NOTIFICATION PROCEDURE. The notification must specify (1) the amount of the disallowed deferrals (2) that the disallowed deferrals are includible in the Employee's gross income for the calendar year or years in which the amounts deferred would have been received by the Employee in cash had he not made an election to defer and that the income allocable to the disallowed deferrals is includible in the year withdrawn from the IRA; and (3) that the Employee must withdraw the disallowed deferrals (and allocable income) from the SEP-IRA by April 15 following the calendar year of notification by the Employer. The Code will subject disallowed deferrals not withdrawn by April 15 following the year of notification to the IRA contribution limitations of Code Sections 219 and
408. The Code will consider disallowed deferrals in excess of the limitations as excess IRA contributions and subject to the 6% excise tax on excess contributions under Code Section 4973. If income allocable to a disallowed deferral is not withdrawn by April 15 following the year of notification by the Employer, the income may be subject to the 10% tax on early distributions under Code Section 72(t) when withdrawn. The Employer will report disallowed deferrals in the same manner as excess SEP contributions.

7.03 PARTICIPATION. To the extent prohibited by law, an Employer which is a state or local government or a tax-exempt organization may not permit Participant salary reduction contributions. In addition, an Employer with leased employees as defined under Code Section 414(n)(2) may not permit Participant salary reduction contributions.

7.04 ANNUAL ELECTIVE DEFERRAL LIMITATIONS. A Participant's elective deferrals may not exceed the lesser of 15% of the Participant's Compensation, or 402(g) limitation. The 402(g) limitation is the greater of $7,000 or the adjusted amount determined by the Secretary of the Treasury. If, pursuant to a salary reduction agreement, the Employer determines the Participant's elective deferrals to the Plan for a calendar year would exceed the 402(g) limitation, the Employer will suspend the employee's salary reduction agreement, if any, until the following January 1 and refund any elective deferrals in excess of the 402(g) limitation which the Employer has not contributed to the Participant's Account. The Employer will make all refunds no later than April 15 of the following calendar year.

7.05 DEFINITIONS. For purposes of this Article VII:

  (a) "Highly Compensated Employee" means an Eligible Employee who satisfies the definition in Section 1.07 of the Plan. Family members aggregated as a single Employee under Section 1.07 constitute a single Highly Compensated Employee, whether a particular family member is a Highly Compensated Employee or a Nonhighly Compensated Employee without the application of family aggregation.

  (b) "Nonhighly Compensated Employee" means an Eligible Employee who is not a Highly Compensated Employee and who is not a family member treated as a Highly Compensated Employee.

  (c) "Eligible Employee" means an Employee who is eligible to enter into a salary reduction agreement for the Plan Year, regardless of whether he actually enters into such an agreement.

  (d) "Nonhighly Compensated Group" means the group of Eligible Employees who are Nonhighly Compensated Employees for the Plan Year.

  (e) "Compensation" means any definition of Compensation which is permissible under Adoption Agreement Section 1.06, regardless of the actual elections made by the Employer in the Adoption Agreement. The definition used by the Employer for a Plan Year must apply uniformly to all Eligible Employees.

7.06 ACTUAL DEFERRAL PERCENTAGE TEST. For each Plan Year, the Employer must determine whether the elective deferrals for each Highly Compensated Employee satisfy the actual deferral percentage ("ADP") test. A Highly Compensated Employee satisfies the ADP test if his ADP does not exceed 1.25 times the average ADP of the Nonhighly Compensated Group.

(A) CALCULATION OF ADP. The average ADP for the Nonhighly Compensated group is the average of the separate ADPs calculated for each Eligible Employee who is a member of that group. An Eligible employee's ADP for a Plan Year is the ratio of the Eligible Employee's deferral contributions for the Plan Year to the Employee's Compensation for the Plan Year. In calculating the average ADP, the percentage for an eligible Nonhighly Compensated Employee who does not make deferral contributions for the Plan Year is 0%. For aggregated family members treated as a single Highly Compensated Employee, the ADP of the family unit is the ADP determined by combining the deferral contributions and Compensation of all aggregated family members. A Nonhighly Compensated Employee's ADP does not include elective deferrals made to this Plan or to any other Plan maintained by the Employer, to the extent such elective deferrals exceed the 402(g) limitation described in this Section.

(B) EXCESS SEP CONTRIBUTIONS. If the Employer determines a Highly Compensated Employee fails to satisfy the ADP test for a Plan Year, the Employer must notify the affected employee of the excess contribution and tax consequences of the excess contribution during the next Plan Year. However, the Employer will incur an excise tax equal to 10% of the amount of the excess SEP contribution if the Employer does not notify the Employee during the first 21/2 months of that next Plan Year. The excess SEP contributions are that amount if deferral contributions made by a Highly Compensated Employee which exceeds 1.25 times the average ADP of the Nonhighly Compensated Group. An Excess SEP contribution is includible in an Employee's gross income on the earliest date any elective deferral made by an Employee during the Plan Year would have been received by the Employee had he originally elected to receive the amounts in cash. However, if the excess SEP contribution (not including allocable income) totals less than $100, then the excess contribution is includible in the Employee's gross income in the year of notification. Income allocable to the excess SEP contribution is includible in the year of withdrawal from the IRA.

(C) NOTIFICATION PROCEDURE. The Employer's notification to each affected Highly Compensated Employee of the excess SEP contributions must state specifically, in a manner calculated to be understood by the average Participant: (1) the amount of the excess contribution attributable to that Employee's elective deferrals;
(2) the calendar year for which the excess SEP contribution is includible in the employee's gross income; (3) that the employee must withdraw the excess SEP contribution (and allocable income) from the SEP-IRA by April 15 following the year of notification by the Employer. Excess SEP contributions not withdrawn by April 15 following the year of notification will be subject to the IRA contribution limitations of Code Sections 219 and 408 for the preceding calendar year. The Code will consider contributions in excess of the limitations as excess IRA contributions and subject to the 6% excise tax on excess contributions under Code Section 4973. If income allocable to an excess SEP contribution is not withdrawn by April 15 following the year of notification by the Employer, the income when withdrawn may be subject to the 10% tax on early distributions under Code Section 72(t).

If the Employer fails to notify Employees by the end of the Plan year following the Plan Year in which the Employees made the excess SEP contribution, the Revenue Service will no longer consider the SEP to meet the requirements of Code Sections 408(k)(6). If the SEP no longer meets the requirements of Code Section 408(k)(6), any contribution to an Employee's IRA will be subject to the contribution limitations of Code Section 219 and 408. The Code will consider contributions in excess of the limitations as excess IRA contributions.

(D) WITHDRAWAL RESTRICTIONS. For each Eligible Employee who makes an elective deferral to a SEP-IRA, the Employer will provide a notice explaining the IRA distribution rules of Code Section 408(d)(1) and the penalty tax provisions of Code Section 72(t) will apply to the transfer or distribution from a SEP-IRA of any elective deferrals prior to the earlier of (1) 21/2 months after the close of the Plan Year or (2) the determination of whether the SEP satisfies the ADP test.


                                  ARTICLE VIII
                             TOP HEAVY REQUIREMENTS

8.01 DEEMED TOP HEAVY PLAN ELECTION. If the Employer does not permit Participant salary reduction contributions, the Plan must operate the SEP as a Deemed Top Heavy Plan. If the Employer permits salary reduction contributions, the Employer must specify in its Adoption Agreement whether the Plan will operate as a Deemed Top Heavy Plan or as a Not Deemed Top Heavy Plan.

(A) DEEMED TOP HEAVY PLAN. If the Employer elects in the Adoption Agreement to treat the Plan as a Deemed Top Heavy Plan, the top heavy minimum allocation requirement applies in all Plan Years even if the Plan is not top heavy.

(B) NOT DEEMED TOP HEAVY PLAN. The top heavy minimum allocation requirement applies to a Not Deemed Top Heavy Plan only in Plan Years for which the Plan is top heavy.

8.02 DETERMINATION OF TOP HEAVY STATUS. The Plan is top heavy for a Plan Year if the top heavy ratio as of the Determination Date exceeds 60%. The top heavy ratio is a fraction, the numerator of which is the sum of the Employer contributions (including election deferrals, if any) made to the Accounts of all Key Employees as of the Determination Date and the denominator of which is a similar sum determined for all Employees. The Plan must calculate the top heavy ratio by disregarding the Employer Contributions of any Non-Key Employee who was formerly a Key Employee, and by disregarding the Employer Contributions of an individual who has not received credit for at least one Hour of Service with the Employer during the Determination Period. The Plan must calculate the top heavy ratio in accordance with Code Section 416 and the regulations under that Code section. Under a Deemed Top Heavy Plan, the Plan need not determine whether the Plan actually is top heavy.

If the Employer maintains (or maintained within the prior 5 years) any other SEP or qualified plan in which a key employee participates or participated, the Employer must aggregate contributions, accrued benefits or account balances (whichever is applicable), with contributions made to this SEP to determine top heavy status.

8.03 DEFINITIONS. For purposes of applying the top heavy provisions:

  (1) "Key Employee" means, as of any Determination Date, any Employee or former Employee (or Beneficiary of such Employee) who, for any Plan Year in the Determination Period: (i) has Compensation in excess of 50% of the dollar amount prescribed in Code Section 415(b)(1)(A) and is an officer of the Employer; (ii) has Compensation in excess of the dollar amount prescribed in Code Section 415(c)(1)(A) and is one of the Employees owning the ten largest interests in the Employer; (iii) is a more than 5% owner of the Employer; or (iv) is a more than 1% owner of the Employer and has Compensation of more than $150,000. The constructive ownership rules of Code Section 318 (or the principles of that section, in the case of an unincorporated Employer,) will apply to determine ownership in the

       Employer. The number of officers taken into account under clause (i) will not exceed the greater of 3 or 10% of the total number (after application of the Code Section 414(q) exclusions) of Employees, but no more than 50 officers. The Plan will make the determination of who is a Key Employee in accordance with Code Section 416(i)(1) and the regulations under that Code Section.

  (2) "Non-Key Employee" means an Employee who does not meet the definition of Key Employee.

  (3) The Plan defines "Hour of Service" in accordance with the rules of Labor Reg. Section 2530.200b-2, which the Plan, by this reference, specifically incorporates in full.

  (4) "Determination Date" for any Plan Year is the last day of the preceding Plan Year or, in the case of the first Plan Year of the Plan, the last day of that Plan Year. The "Determination Period" is the 5 year period ending on the Determination Date.

  (5) "Participant" includes any Employee otherwise eligible to participate in the Plan but who is not a Participant because of his failure to make elective deferrals under the salary reduction arrangement.

  (6) "Compensation" The Employer will determine Compensation by excluding elective contributions (even if included under Adoption Agreement Section 1.06) and by disregarding any exclusion from compensation elected in Adoption Agreement Section 1.06.

8.04 TOP HEAVY MINIMUM ALLOCATION. Unless the Employer designates in the Adoption Agreement another plan to satisfy the top heavy minimum requirements, the Employer will make a minimum contribution each year to the Account of each Non-Key Employee eligible to participate in this Plan. The top heavy minimum contribution is the lesser of 3% of the Participant's Compensation for the Plan Year or the highest Key Employee contribution rate for the Plan Year. A Key Employee's contribution is the sum of the Employer contributions made to the Key Employee's Account under Sections 3.01 and 7.01, divided by the Key Employee's Compensation. A Non-Key Employee's contribution rate is the Employer's contributions made to the Non-Key Employee's Account, exclusive of the elective deferrals, divided by the Non-Key Employee's Compensation.

SEP DISCLOSURE STATEMENT
===============================================================================

A Simplified Employee Pension, or SEP, is a written arrangement through which an employer can make a contribution toward its employees' retirement income without becoming involved in more complex retirement plans. Under a SEP, an employer makes contributions directly to each employee's Individual Retirement Account or Annuity ("IRA"). The IRA to which the employer contributes is referred to as a SEP-IRA.

An employer who signs a SEP agreement is not statutorily required to make any contribution to the SEP-IRAs of eligible employees. However, if the employer makes any contribution, the SEP must allocate the contribution in accordance with a written formula which does not discriminate in favor of highly compensated employees.

The employer does not report SEP contributions made on behalf of participants as gross income on Form W-2, unless the contribution exceeds certain limits. For more specific instructions regarding the income tax exclusion for SEP contributions, see Question 4. If an eligible employee makes less than $300 in the year for which the employer makes a contribution, the employer need not make a SEP contribution for that employee. The Revenue Service will increase the $300 amount, on an annual basis, by a cost of living adjustment factor ($400 for 1995).

The employer may impose participation requirements which may not be more restrictive than the Internal Revenue Code ("Code") permits, but they may be less restrictive. Under the Code, all employees who have attained age 21 and have worked for the employer for some period of time (however short) in any three of the immediately preceding five plan years, are eligible to receive the employer's SEP contribution (if any). The plan year of the SEP must be either the calendar year or the employer's taxable year. The SEP document defines the plan year. The employer also may exclude from participation certain nonresident aliens and certain union employees who already have negotiated with respect to retirement benefits.

This information and the following "Questions and Answers" should provide a basic understanding of what a SEP is, how an employer makes its contribution, and how the Code treats the contribution for tax purposes. An employee who has unresolved questions concerning SEPs should call the Federal tax information number, or the toll free number, shown in the white pages of the local telephone directory.

(1)   WHAT IS A SIMPLIFIED EMPLOYEE PENSION, OR SEP?

A SEP is a retirement income arrangement under which your employer may contribute any amount each year up to the lesser of $22,500 or 15% of your compensation into your own IRA.

Your employer will provide you with a copy of the agreement containing participation requirements and a description of the method under which the SEP allocates its employer contribution to your IRA.

All amounts contributed to your IRA by your employer belong to you, even after you separate from service with the employer.

(2)   MUST MY EMPLOYER CONTRIBUTE TO MY IRA UNDER THE SEP?

Whether or not your employer makes a contribution to the SEP is entirely within the employer's discretion. If a contribution is made under the SEP, an employer makes a contribution under the SEP, the SEP agreement, must provide a method for allocating the contribution to all eligible employees.

(3)   HOW MUCH MAY MY EMPLOYER CONTRIBUTE TO MY SEP-IRA IN ANY YEAR?

Under a SEP, your employer will determine each year the amount of contribution it wishes to make to your IRA. However, the contribution for any year may not exceed the lesser of $22,500 or 15% of your compensation for that year. The compensation used to determine this limit does not include any amount which the employer contributed to your IRA under the SEP. The agreement does not require an employer to maintain a particular level of contributions. It is possible the employer may not make a contribution for a particular year. Also see Question 5.

(4)   HOW DO I TREAT MY EMPLOYER'S SEP CONTRIBUTIONS FOR MY TAXES?

The amount your employer contributes is excludible from your gross income subject to certain limitations (see Question 1) and is not includible as taxable wages on your Form W-2.

(5)   MAY I ALSO CONTRIBUTE TO AN IRA IF I AM A PARTICIPANT IN A SEP?

Yes. You may still contribute the lesser of $2,000 or 100% of your compensation to an IRA. However, the amount which is deductible is subject to various limitations. Also see Question 11.

(6) ARE THERE ANY RESTRICTIONS ON THE IRA I SELECT TO DEPOSIT MY SEP CONTRIBUTIONS IN?

Under the SEP which is approved by the IRS, contributions must be made to either a Model IRA which is executed on an IRS form or a master or prototype IRA for which the IRS has issued a favorable opinion letter.

(7)   WHAT IF I DON'T WANT A SEP-IRA?

Your employer may require you become a participant in such an arrangement as a condition of employment. If the employer does not require all eligible employees to become participants and an eligible employee elects not to participate, the Code would prohibit the employer from contributing to the SEP-IRAs of all other employees of the same employer. If one or more eligible employees do not participate and the employer attempts to establish a SEP-IRA agreement with the remaining employees, the resulting arrangement may result in adverse tax consequences to the participating employees.

(8)   CAN I MOVE FUNDS FROM MY SEP-IRA TO ANOTHER TAX-SHELTERED IRA?

Yes, it is permissible for you to withdraw, or receive, funds from your SEP-IRA, and no more than 60 days later, place such funds in another IRA, or SEP-IRA. The Code refers to this as a "rollover" and you may not make more than one rollover per IRA during a one-year interval. However, there are no restrictions on the number of times you may make "transfers" if you arrange to have your IRA funds transferred between the trustees, so you never have possession of the funds.

(9)   WHAT HAPPENS IF I WITHDRAW MY EMPLOYER'S CONTRIBUTION FROM MY IRA?

If you do not want to leave the employer's contribution in your IRA, you may withdraw it at any time, but any amount withdrawn is includible in your income. Also, if withdrawals occur before attainment of age 59 1/2, and not on account of death or disability, you may be subject to a penalty tax.

(10)  MAY I PARTICIPATE IN A SEP EVEN THOUGH I'M COVERED BY ANOTHER PLAN?

Yes. You can participate in a SEP (other than the IRS Model SEP) even though you participate in another plan of the same employer. However, the Code imposes combined contribution limits. Also, if you work for several employers, one employer may cover you under a SEP and the other employer may cover you under a pension or profit sharing plan.

(11)  WHAT HAPPENS IF AN EMPLOYER CONTRIBUTES TOO MUCH TO MY SEP-IRA IN ONE
      YEAR?

You may withdraw any contribution which exceeds the yearly limitations without penalty by the due date (plus extensions) for filing your tax return (normally April 15th). The withdrawn contribution is includible in your gross income. Excess contributions left in your SEP-IRA account after the prescribed time for withdrawal may have adverse tax consequences. Withdrawals of the excess contributions may be subject to the premature distribution penalty tax withdrawals.

(12) DO I NEED TO FILE ANY ADDITIONAL FORMS WITH THE IRS BECAUSE I PARTICIPATE IN A SEP?

No.

(13) IS MY EMPLOYER REQUIRED TO PROVIDE ME WITH INFORMATION ABOUT SEP-IRAS AND THE SEP AGREEMENT?

Yes. In addition to the SEP Disclosure Information contained in this document, your employer must provide you with the following information:

      (a) At the time you become eligible to participate in the SEP your employer must inform you in writing it has adopted a SEP agreement and state which employees may participate, how the SEP allocates employer contributions, and who can provide you with additional information.

      (b) Your employer must inform you in writing of all employer contributions to your SEP-IRA (the employer must supply this information by January 31st of the year following the year for which the employer makes the contribution, or 30 days after the employer makes the contribution, whichever is later).

      (c) If your employer amends the SEP, or replaces it with another SEP, the employer must furnish a copy of the amendment or new SEP (with a clear written explanation of its terms and effects) to each participant within 30 days of the date the SEP or amendment becomes effective.

      (d) If your employer selects or recommends the IRAs into which it will deposit the SEP contribution (or substantially influences you or other employees to choose them), your employer must ensure a clear written explanation of the terms of those IRAs is provided at the time each employee becomes eligible to participate. The explanation must include information about the terms of those IRAs, such as rates of return and any restrictions on a Participant's ability to "rollover," transfer, or withdraw funds from the IRAs (including restrictions which allow rollovers or withdrawals but reduce earnings of the IRAs or impose other penalties).

      (e) If your employer selects, recommends, or substantially influences you to choose a specific IRA and the IRA prohibits the withdrawal of funds, the Department of Labor may require your employer to provide you additional information.

(14) IS THE FINANCIAL INSTITUTION WHERE I ESTABLISH MY IRA ALSO REQUIRED TO PROVIDE ME WITH INFORMATION?

Yes, it must provide you with a disclosure statement which contains the following items of information in plain, nontechnical language:

      (1)  the statutory requirements which relate to your IRA;

      (2) the tax consequences which follow the exercise of various options and what those options are;

      (3) participation eligibility rules, and rules on the deductibility and nondeductibility of retirement savings;

      (4) the circumstances and procedures under which you may revoke your IRA, including the name, address and telephone number of the person designated to receive notice of revocation (this explanation must be prominently displayed at the beginning of the disclosure statement);

      (5) explanations of when penalties may be assessed against you because of specified prohibited or penalized activities concerning your IRA; and

      (6)  financial disclosure information which:

             (a) either projects value growth rates of your IRA under various contribution and retirement schedules, or describes the method of computing and allocating the annual earnings and charges which the financial institution may assess;

             (b) describes whether, and for what period, the financial institution guarantees growth projections for the plan, or a statement describing the basis of earnings rate projections;

             (c) states the sales commission the financial institution will charge in each year expressed as a percentage of $1,000; and

             (d) states the proportional amount of any nondeductible life insurance which may be a feature of your IRA.

(15) CAN SEP CONTRIBUTIONS BE REDUCED BY EMPLOYER CONTRIBUTIONS TO SOCIAL SECURITY?

Although employer contributions under the SEP agreement must bear a uniform relationship to employees' compensation, your employer may take into consideration certain amounts it already has paid on your account as Social Security taxes. This is called "integration" and is permissible only if the employer satisfies certain statutory requirements. If your employer chooses an integration formula, the SEP allocation information your employer provides you must clearly show the integration formula.

See Publication 590 available at most IRS offices, for a more complete explanation of disclosure requirements. In addition to this disclosure statement, the financial institution must provide you with a financial statement each year. It may be necessary to retain and refer to statements for more than one year to evaluate the investment performance of the IRA and in order that you will know how to report IRA distributions for tax purposes.

DISCLOSURE STATEMENT ADDENDUM
ELECTIVE DEFERRAL ARRANGEMENT
===============================================================================

The SEP your employer has adopted includes an elective deferral arrangement. Under a SEP elective deferral arrangement, you may elect to reduce your compensation (usually by a payroll deduction agreement) by an amount you wish the employer to contribute to your SEP-IRA. The SEP refers to these amounts you elect to have the Employer contribute from your compensation as "elective deferrals."

(16)  WHAT IS A SEP ELECTIVE DEFERRAL ARRANGEMENT?

A SEP elective deferral arrangement is a SEP which permits you to defer compensation to your own IRA. You may elect to defer from your regular salary or on a bonus. This type of elective SEP is available only to an employer with 25 or fewer eligible employees.

Your Employer will provide you with a copy of the agreement containing eligibility requirements and a description of the method for making elective deferral contributions to your IRA.

All amounts contributed to your IRA belong to you, even after you separate from service with the employer.

(17)  MUST I MAKE ELECTIVE DEFERRALS TO AN IRA?

No. However, if more than half of the eligible employees choose not to make elective deferrals in a particular year, then no employee may participate in an elective SEP of that employer for the year.

(18)  HOW MUCH MAY I ELECT TO DEFER TO MY SEP-IRA IN A PARTICULAR YEAR?

For any year, the amount which you may defer to this SEP may not exceed the lesser of:

      (1)  15% of compensation; or

      (2)  $7,000 (as adjusted for increases in the cost of living.)

If your employer also makes non-elective contributions to the SEP, the total contributions on your behalf to the SEP (non-elective contributions and elective contributions) may not exceed the lesser of $22,500 or 15% of your compensation.

The $7,000 is an overall cap on the maximum amount you may defer in each calendar year to all elective SEPs and cash-or-deferred arrangements under Code 401(k), even if maintained by unrelated employers. If you participate in two arrangements which permit elective deferrals, you are responsible for determining whether you exceed this limit for any calendar year.

If you are a highly compensated employee, the Code imposes a further limit on the amount you may contribute to a SEP-IRA for a particular year. The employer calculates this limit on the basis of a mathematical formula which limits the percentage of pay that highly compensated employees may elect to defer to a SEP-IRA. As discussed below, your employer will notify you if you have exceeded the ADP limits.

(19)  HOW DO I TREAT ELECTIVE DEFERRALS FOR TAX PURPOSES?

The amount you elect to defer to your SEP-IRA is excludable from your gross income, subject to the limitations discussed above, and is not includible as taxable wages on your Form W-2. However, elective deferrals are subject to FICA taxes.

(20) HOW WILL I KNOW IF THE EMPLOYER CONTRIBUTES TOO MUCH TO MY SEP-IRA IN ONE YEAR?

There are two different ways in which you may contribute too much to your SEP-IRA. One way is to make elective deferrals in excess of the $7,000 limitation described above ("excess elective deferrals"). The second way is to make elective deferrals which violate the ADP test ("excess SEP contributions"). You are responsible for calculating whether or not you have exceeded the $7,000 limitation. Your employer is responsible for determining whether you have made any excess SEP contributions.

The Code requires your employer to notify you by March 15 if you have made any excess SEP contributions for the preceding calendar year. Your employer will notify you of an excess SEP contribution by providing you with any required form for the preceding calendar year.

(21)  WHAT MUST I DO ABOUT EXCESS DEFERRALS TO AVOID ADVERSE TAX CONSEQUENCES?

Excess deferrals are includible in your gross income in the year of the deferral. You should withdraw excess deferrals under this SEP and any income allocable to the excess deferrals from your SEP-IRA by April 15. You may not transfer or rollover excess deferrals to another SEP-IRA.

If you fail to withdraw your excess deferrals and any income allocable to the excess deferrals by April 15 of the following year, your excess deferrals will be subject to a 6% excise tax for each year they remain in the SEP-IRA.

If you have both excess deferrals and excess SEP contributions (as described in 21a below), the amount of excess deferrals you withdraw by April 15 will reduce your excess SEP contributions.

(21A) WHAT MUST I DO ABOUT EXCESS SEP CONTRIBUTIONS TO AVOID ADVERSE TAX CONSEQUENCES?

Excess SEP contributions are includible in your gross income in the year of the deferral. You should withdraw excess SEP contributions for a calendar year and any income allocable to the excess SEP contributions by the due date (including extensions) for filing your income tax return for the year. You may not transfer or rollover excess SEP contributions to another SEP-IRA.

If you fail to withdraw your excess SEP contributions and income allocable to the excess SEP contributions by the due date (including extensions) for filing your income tax return, your excess SEP contributions will be subject to a 6% excise tax for each year they remain in the SEP-IRA.

(22) CAN I REDUCE EXCESS ELECTIVE DEFERRALS OR EXCESS SEP CONTRIBUTIONS BY ROLLING OVER OR TRANSFERRING AMOUNTS FROM MY SEP-IRA TO ANOTHER IRA ?

No. You may reduce excess elective deferrals or excess SEP contributions only by a distribution to you. Excess amounts rolled over or transferred to another IRA will be includible in income and subject to the penalties discussed above.

(23) HOW DO I KNOW HOW MUCH INCOME IS ALLOCABLE TO MY EXCESS ELECTIVE DEFERRALS OR ANY EXCESS SEP CONTRIBUTIONS?

The rules for determining and allocating income to excess elective deferrals or SEP contributions are the same as those governing regular IRA contributions. The trustee or custodian of your SEP-IRA may be able to inform you of the amount of income allocable to your excess amounts.

(24)  WHAT HAPPENS IF I WITHDRAW MY ELECTIVE DEFERRALS TO MY SEP-IRA?

If you don't want to leave the money in the IRA, you may withdraw it at any time, but any amount withdrawn is includible in your income. Also, if withdrawals occur before you are 591/2, and not on account of death or disability, you may be subject to a 10% penalty tax. (As discussed above, different rules apply to the removal of excess amounts contributed to your SEP-IRA.)

(25) WHAT HAPPENS IF I TRANSFER OR DISTRIBUTE CONTRIBUTIONS FROM MY SEP BEFORE THE ADP TEST DESCRIBED IN QUESTION 3 HAS BEEN SATISFIED ?

If you make a transfer or a distribution from your SEP before the Employer satisfies the nondiscrimination test, the distribution will be subject to regular income tax and the additional 10% tax on early distributions.

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